Exhibit 21

Subsidiaries of ONEOK Partners, L.P.

Subsidiary	State of Incorporation or Organization
Bear Paw Energy, LLC	Delaware
Bear Paw Investments, LLC	Delaware
Bear Paw Processing (Canada) Ltd.	Alberta
Black Mesa Holdings, Inc.	Delaware
Black Mesa Pipeline, Inc.	Delaware
Black Mesa Pipeline Operations, L.L.C.	Delaware
Black Mesa Pipeline Technologies, Inc.	Oklahoma
Black Mesa Pipeline Technologies Services, L.L.C. (50%)[1]	Oklahoma
Brown Bear Enterprises, LLC	Delaware
Border Midstream Services, Ltd.	Alberta
Border Midwestern Company	Delaware
Border Minnesota Pipeline, LLC	Delaware
Border Viking Company	Delaware
Crestone Bighorn, L.L.C.	Delaware
Crestone Energy Ventures, L.L.C. [2]	Delaware
Crestone Gathering Services, L.L.C. [2]	Delaware
Crestone Powder River, L.L.C. [3]	Delaware
Crestone Wind River, L.L.C.[4]	Delaware
Chisholm Pipeline Company (50%)	Delaware
Chisholm Pipeline Holdings, L.L.C.	Delaware
Guardian Pipeline, L.L.C.	Delaware
Mid Continent Market Center, L.L.C.	Kansas
Midwestern Gas Marketing Company	Delaware
Midwestern Gas Transmission Company	Delaware
Northern Border Pipeline Company	Texas
OkTex Pipeline Company, L.L.C.	Delaware
ONEOK Field Services Company, L.L.C.	Oklahoma
ONEOK Gas Gathering, L.L.C.[5]	Oklahoma
ONEOK Gas Storage Holdings, L.L.C.	Delaware
ONEOK Gas Storage, L.L.C.	Oklahoma
ONEOK Gas Transportation, L.L.C.	Oklahoma
ONEOK ILP GP, L.L.C.	Delaware
ONEOK Hydrocarbon, L.L.C.	Delaware
ONEOK Hydrocarbon, L.P.	Delaware
ONEOK Hydrocarbon GP, L.L.C.	Delaware
ONEOK Hydrocarbon Holdings, L.L.C.	Delaware
ONEOK Hydrocarbon Southwest, L.L.C.	Delaware

[1]	Black Mesa Pipeline Technologies Services, L.L.C. owns 0.81% of China Pipeline Holdings, Ltd
[2]	Crestone Energy Ventures, L.L.C. owns 39% and Crestone Gathering Services, L.L.C. owns 10% of Bighorn Gas Gathering, L.L.C.
[3]	Crestone Powder River, L.L.C. owns 37.04% of Fort Union Gas Gathering, L.L.C.
[4]	Crestone Wind River, L.L.C. owns 35% of Lost Creek Gathering Company, L.L.C.
[5]	ONEOK Gas Gathering, L.L.C. owns 48.445% of Sycamore Gas System

Subsidiary	State of Incorporation or Organization
ONEOK MB I, L.P.[6]	Delaware
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma
ONEOK NGL Pipeline, L.P.	Delaware
ONEOK Overland Pass Holdings, L.L.C.	Oklahoma
ONEOK Partners Intermediate Limited Partnership	Delaware
ONEOK Sayre Storage Company, L.L.C.	Delaware
ONEOK Texas Gas Storage, L.P.	Texas
ONEOK Transmission Company, L.L.C.	Delaware
ONEOK Underground Storage Company, L.L.C.	Kansas
ONEOK VESCO Holdings, L.L.C.[7]	Delaware
ONEOK WesTex Transmission, L.P.	Delaware
Overland Pass Pipeline Company LLC	Delaware
Potato Hills Gas Gathering System (joint venture) (51%)	Oklahoma
Viking Gas Transmission Company	Delaware

[6]	ONEOK MB I, L.P. owns 80% of Mont Belvieu I Fractionation Facility
[7]	ONEOK VESCO Holdings, L.L.C. owns 10.1765% of Venice Energy Services Company, L.L.C.